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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements
No. 33-59171, 333-42413, 333-68607, 333-94347, 333-51080, 333-60668, 333-69840,
333-102456, and 333-119460 of Tektronix, Inc. on Form S-8 and Registration Statements No. 33-58635, 33-58513, 333-117455, and 333-126595 of Tektronix, Inc.
on Form S-3 of our reports dated August 4, 2005, relating to the financial statements and financial statement schedule of Tektronix, Inc. and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Tektronix, Inc. for the year ended May 28, 2005.


/s/ DELOITTE & TOUCHE LLP


Portland, Oregon
August 4, 2005